EXHIBIT (j)(3)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement of Sterling Capital Equity Index Fund on Form N-1A of our report dated February 24, 2011, relating to the financial statements which appear in the December 31, 2010 Annual Report to Interestholders of the S&P 500 Stock Master Portfolio, a portfolio of Master Investment Portfolio, which is also incorporated by reference into the Registration Statement.
/s/ PricewaterhouseCoopers LLP
New York, New York
April 28, 2011